Semper Capital Management, L.P.

Code of Ethics

July 1, 2015

THIS CODE OF ETHICS (THE “CODE”) IS THE PROPERTY OF SEMPER CAPITAL MANAGEMENT, L.P. (THE “FIRM”) AND MUST BE RETURNED TO THE FIRM SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE FIRM TERMINATE FOR ANY REASON. THE CONTENTS OF THIS CODE ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

Table of Contents

1	INTRODUCTION		1

1.1	The SCT System; Affirmations, Attestations and Disclosures; Etc.		3

1.2	Recordkeeping		3

2	OVERSIGHT OF THE CODE OF ETHICS		3

2.1	Acknowledgement of the Code; Other Affirmations and Attestations		3

2.2	Reporting Violations		4

2.3	Sanctions for Failure to Comply with this Code of Ethics		4

2.4	CCO’s Preclearance Requests		4

2.5	Delegation of Certain Compliance Functions		4

3	CONFLICTS OF INTEREST; “BAD ACTOR” ASSESSMENT POLICY		5

3.1	Introduction		5

3.2	Gifts and Entertainment Policy		5

	3.2.1	Value of Gifts and Entertainment	6
	3.2.2	Approval and Affirmation of Gifts and Entertainment	7
	3.2.3	Acceptable Gifts and Entertainment	7
3.3	Outside Business Activities		7

3.4	“Bad Actor” Assessment Policy		8

	3.4.1	“Bad Actor” Disqualification Rule	8
	3.4.2	Operating Procedures and Compliance Review	9

4	ANTI-BRIBERY POLICY AND PROCEDURES		10

4.1	Firm’s Anti-Bribery Policy		10

	4.1.1	Foreign Corrupt Practices Act	10
	4.1.2	FCPA Red Flags	10
	4.1.3	Preclearance Requirement	11

5	POLITICAL CONTRIBUTIONS AND “PAY TO PLAY”		11

5.1	Introduction		11

5.2	“Pay to Play” Policy		11

5.3	Preclearance of Political Contributions		12

5.4	New Access Person Certification		12

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

i

Semper Capital Management, L.P.	Code of Ethics

6	PERSONAL TRADING POLICY		13

6.1	General Policy		13

6.2	Definitions		14

	6.2.1	Covered Accounts	14
	6.2.2	Prohibited Securities	15
6.3	Preclearance of Trades		15

	6.3.1	Preclearance Requirement	15
	6.3.2	Automatic Preclearance of Certain Transactions	15
	6.3.3	Automatic Denial of Certain Transactions	15
	6.3.4	Pre-Clearance of Employee Futures Trading	16
6.4	The Restricted List		16

6.5	Preclearance of Initial Public Offerings and Limited Offerings		17

6.6	Preclearance of Semper Proprietary Fund Trading		18

6.7	Front Running		18

7	REVIEW AND REPORTING OF EMPLOYEE HOLDINGS AND TRANSACTIONS		18

7.1	General Policy		18

7.2	Definition of a Non-Discretionary Managed Account		19

7.3	Initial Holdings Report		19

7.4	Quarterly and Annual Holdings Disclosures		19

7.5	Quarterly Transaction Reports		20

7.6	Exemption from Reporting Requirements		20

7.7	Review and Retention of Reports		20

7.8	Escalation of Violations and Sanctions		21

7.9	Exemptions		21

7.10	Confidentiality		21

8	INSIDER TRADING		21

8.1	Introduction		21

8.2	Penalties for Insider Trading		21

8.3	Definitions		22

	8.3.1	Material Information	22
	8.3.2	Nonpublic Information	22
	8.3.3	Breach of Duty	22
8.4	Tipper/Tippee Liability		22

8.5	Firm’s Insider Trading Policy		23

8.6	Insider Trading Policy Restrictions		23

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

ii

Semper Capital Management, L.P.	Code of Ethics

8.7	Use of “Expert Networks”	23

8.8	Procedures Designed to Detect and Prevent Insider Trading	24

8.9	Compliance Responsibilities	24

9	NFA ETHICS TRAINING PROGRAM	25

9.1	Procedures	25

9.2	Documentation	25

10	POLICY ON DISCLOSURE OF PORTFOLIO HOLDINGS	26

10.1	Background	26

10.2	Policy	26

11	DEFINED TERMS USED IN THIS CODE	27

11.1	Definitions	27

12	UPDATES TO THIS CODE OF ETHICS; REPORTS TO FIRM MANAGEMENT AND THIRD PARTIES	28

12.1	Updating and Amending this Code of Ethics	28

12.2	Reports to Firm Management and Registered Funds	28

Schedule I – Firm Employees/Access Persons

Schedule II – Restricted Industries

Schedule III – Access Person Reporting Requirements

Schedule IV – Semper Proprietary Funds

Change/Version Control Log

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

iii

SEMPER CAPITAL MANAGEMENT, L.P.

CODE OF ETHICS

July 1, 2015

1	INTRODUCTION

Semper Capital Management, L.P. (the “Firm”) is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act Code of Ethics Rule(1) requires investment advisers registered with the SEC to adopt a written code of ethics.

This Code of Ethics (this “Code”) sets forth standards of conduct expected for all partners, officers, directors (and other persons occupying a similar status or performing similar functions), and all employees of the Firm, as well as any other person who provides investment advice on behalf of the Firm and is subject to the Firm’s supervision and control (each an “Access Person”). Interns, consultants and temporary and/or contract employees who will be working for more than fourteen (14) consecutive calendar days at the Firm shall be “Access Persons” for all purposes of this Code.

A list of the Firm’s Access Persons is attached as Schedule I to this Code. The Firm’s Chief Compliance Officer “CCO”) shall update Schedule I promptly when employees join or leave the Firm or if an employee’s role or title changes.

A list of defined terms used in this Code is set forth in Section 9 below.

This Code also addresses certain possible conflicts of interest and includes the Firm’s Personal Trading Policy (see Section 6 – Personal Trading Policy).

This Code should be read in conjunction with the Firm’s Supervisory Procedures and Compliance Manual (the “Manual”).

The following standards of business conduct will govern the interpretation and administration of this Code:

•	The interests of the Firm’s Clients and Investors (as defined in the Manual) must be placed first at all times;

•	Access Persons should not take inappropriate advantage of their positions; and

•	Access Persons must comply with all applicable securities laws.

The Firm is an investment advisor to (i) private investment companies that are exempt from registration under § 3(c)(1) or § 3(c)(7) under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); and (ii) a private, non-traded real estate investment trust (REIT) that is exempt from registration under § 3(c)(5) of the Investment Company Act (the “Private Funds”).

(1)	Rule 204A-1 of the Advisers Act.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

The Firm is also an investment advisor to one or more mutual funds registered with the SEC as open-end management investment companies (each, a “Registered Fund”).

As an investment advisor to one or more Registered Funds, the Firm is required to conform to the requirements of Rule 17j-1 under the Investment Company Act (Personal Investment Activities of Investment Company Personnel). Rule 17j-1 addresses conflicts of interest between Registered Funds and their investment advisors that can arise when investment advisor personnel buy and sell securities for their own accounts by requiring that investment advisors adopt codes of ethics to prevent their personnel from engaging in fraud with respect to the Registered Fund advised by them. This Code is intended to meet that requirement.

The Firm became a member of the National Futures Association (the “NFA) and registered with the Commodity Futures Trading Commissions (the “CFTC”) as a “Swap Firm” (i.e., it will engage in swaps transactions only), a Commodity Pool Operator (a “CPO”) and a Commodity Trading Advisor (a “CTA”) in July of 2013, and several members of the Firm’s management team were registered as “Swap Associated Persons” and “Associated Persons” of the Firm. See Schedule I for a list of Firm employees who are registered with the NFA. The Firm withdrew its registration as a CTA, however, in reliance on § 4m(1) of the CEA, which provides an exemption from registration for entities that do not provide commodity trading advice to more than 15 persons and that do not hold themselves out generally to the public as a CTA.

Currently, all of the investment funds advised and operated by the Firm are exempt from CPO registration under CFTC Regulation 4.13(a)(3) (which provides an exemption for privately offered funds if the fund engages in limited trading of commodity interests and restrictions participation to sophisticated persons) or CFTC Regulation 4.5 (which provides a similar exemption for investment companies registered under the Investment Company Act ).

As with all policies and procedures, this Code is designed to cover a variety of circumstances and conduct; however, no policy or procedure can anticipate every possible situation. Consequently, Access Persons are expected to abide not only by the letter of this Code, but also to uphold the fundamental ideals of the Firm: openness, integrity, honesty and trust.

The Firm may modify any or all of the policies and procedures set forth in this Code. Should revisions be made, Access Persons will receive written notification from the Firm’s CCO.

Each Access Person should keep this Code for future reference and its guidelines should be made an active part of the Access Person’s normal course of business. If an Access Person has any questions regarding his or her responsibilities under this Code, s/he must contact the Firm’s CCO.

The names of the Firm’s current Chief Executive Officer, President, Chief Operating Officer and Chief Compliance Officer are set forth Schedule I hereto.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

1.1	The SCT System; Affirmations, Attestations and Disclosures; Etc.

The Firm has implemented a web-based compliance platform hosted by Schwab Compliance TechnologiesTM that includes regulatory compliance software, employee personal brokerage account and holdings monitoring (through electronic brokerage fees), online preclearance request processing (including automatic denial of preclearance requests based on comparisons to the Firm’s Restricted Industry List and the Firm’s Restricted List) and online affirmations, attestations and disclosures (the “SCT System”; formerly known as the Compliance11 System). The Firm tracks and monitors regulatory compliance and compliance with this Code via the SCT System. For this reason, all Access Person reporting, disclosures, preclearance requests and approvals and initial and periodic affirmations, attestations and disclosures must be done on the SCT System. Exception requests for approvals, etc. outside of the SCT System will only be granted where an Access Person does not have access to the SCT System for some reason or the SCT System is not available.

A list for Affirmations, Attestations and Disclosures tracked and monitored on the SCT System is attached hereto as Schedule III.

1.2	Recordkeeping

All affirmations, attestations and disclosures submitted by Access Persons on the SCT System shall be maintained for at least five (5) years.

In addition, all reports prepared by the Firm’s CCO or another member of senior management under this Code or the Manual shall be maintained for at least five (5) years.

Finally, pursuant to Rule 204-2(a)(13)(ii) of the Advisers Act, the Firm is required to maintain a list of present and past Access Persons within the past five (5) years. To comply with Rule 204-2(a)(13)(ii), the Firm’s CCO will be responsible for compiling and maintaining the list of the Firm’s Access Persons. The Firm’s CCO shall also maintain a list of all regulatory registrations of each Access Person, including registration as a Principal or Associated Person with the National Futures Association and/or registration as an Investment Adviser Representative. A list of the Firm’s Access Persons is attached as Schedule I to this Code.

2	OVERSIGHT OF THE CODE OF ETHICS

2.1	Acknowledgement of the Code; Other Affirmations and Attestations

Within ten (10) calendar days of commencement of employment, each new Access Person must complete the Semper Code of Ethics Policy Attestation on the SCT System, certifying that the Access Person has read and understands the Code’s contents, together with all other affirmations, attestations and disclosures as required for new Access Persons herein.

Each Access Person must also complete a Semper Code of Ethics Policy Attestation on the SCT System within fourteen (14) calendar days of the receipt of an updated version of the Code, certifying that the Access Person has read and understands the updated Code’s contents.

A list of all required affirmations, attestations and disclosures is included as Schedule III hereto.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

If an Access Person does not have access to the SCT System for any reason, the Access Person shall execute and return to the Firm’s CCO the Code of Ethics Attestation form attached hereto as Appendix A.

2.2	Reporting Violations

All Access Persons must promptly report any violations of the Code. Access Persons can use the Confidential Reporting Form on the SCT System to report violations or other compliance related issues; however it is not necessary to use this form to report violations. Confidential Reporting Forms can be submitted to the Firm’s CCO, the Firm’s CEO and/or the Firm’s COO.

The Firm’s CCO shall promptly report any violations of this Code and/or of the Manual to the Firm’s Chief Executive Officer and to the Firm’s President and Chief Operating Officer (each, a “Senior Management Officer”).

The Firm’s CCO shall also maintain a written log (a “Compliance Infractions Log”) of any material infractions of this Code and/or of the Manual by an Access Person and shall ensure that a Senior Management Officer reviews the log at least monthly. The Compliance Infractions Log will note: (i) the date of the infraction; (ii) the name(s) of the employee(s) involved; (iii) the specific policy and/or procedures involved; (iv) details of the infraction; and (v) comments and follow-up.

2.3	Sanctions for Failure to Comply with this Code of Ethics

The Firm’s CCO shall immediately notify one or more of the Firm’s Senior Management Officers of any actual or potential failure to comply with this Code by an Access Person.

If it is determined that an Access Person has committed a violation of this Code, one or more of the Firm’s Senior Management Officers (with input from the Firm’s CCO) may impose sanctions and/or take other action as deemed appropriate by them. These sanctions may include, but are not limited to, disgorgement of profits, filing criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC and/or other relevant regulators of the violations.

2.4	CCO’s Preclearance Requests

A Senior Management Officer will provide pre-clearances and all other required reviews and approvals for the Firm’s CCO personal trading activities, affirmations and attestation and all other matters under this Code.

2.5	Delegation of Certain Compliance Functions

The Firm’s CCO may delegate certain of compliance duties to another qualified employee or to an outside consulting firm; provided, however, that the Firm’s CCO shall remain personally responsible for ensuring that any activities delegated another employee and/or to an outside compliance consulting firm are carried out in a timely way and in accordance with the standards set forth in this Code. Upon any such delegation, all references to the Firm’s CCO in this Code shall include, where applicable, any designee of the Firm’s CCO, including any agent of an outside compliance consulting firm to the extent that activities required under this Code have been delegated to the outside consulting firm.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

The Firm has engaged Kinetic Partners US LLP (“Kinetic”) to manage certain compliance functions, as set forth in a Proposal for Compliance Consulting Services between Kinetic and the Firm dated May 15, 2013.

3	CONFLICTS OF INTEREST; “BAD ACTOR” ASSESSMENT POLICY

3.1	Introduction

It is the Firm’s policy that all Access Persons act in good faith and in the best interests of the Firm. To this end, Access Persons must not put themselves or the Firm in a position that would create even the appearance of a conflict of interest. If an Access Person has any doubts or questions about the appropriateness of any interests or activities, s/he should contact the Firm’s CCO. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the Firm’s CCO so that a determination may be made as to whether such interest or activity should be disposed of, discontinued or limited.

Additionally, an Access Person must advise the Firm’s CCO immediately if the Access Person is, or believes s/he may become, a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

3.2	Gifts and Entertainment Policy

Accepting Gifts and Entertainment from clients, prospective clients or any entity that does business with, or seeks to do business, with the Firm can create serious conflicts of interest or the appearance of such conflicts of interest.

Except as described below, therefore, Access Persons and their Immediate Family Members are not permitted to accept fees, Gifts, Entertainment, payments or other favors in connection with any business of the Firm that could influence the Access Person’s decision making or make him or her feel beholden to a person or firm.

The giving or receipt of all Gifts and Entertainment by an Access Person and/or an Access Person’s Immediate Family Member(s) must, in the cases set forth below, be promptly reported on the SCT System. Furthermore, in certain cases set forth below, the giving or receipt of all Gifts and Entertainment by an Access Person and/or an Access Person’s Immediate Family Member(s) must be pre-approved or approved promptly after accepting any Gifts or Entertainment by submitting a “New Gift Request” on the SCT System(2).

For purposes of this Code, “Immediate Family Member” of an Access Person means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law sharing the same household as the Access Person.

(2)	On the SCT System “Home” page, select “Create a gift request”; select the appropriate Category (“Entertainment Pre-Approval Request $500+ PP” or “Gift Pre-Approval Request - $250+ Per Gift”) and then the appropriate Request Type (“given” or “received”).

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

The Firm’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment.”

“Gifts” are items (or services) of value that a third party provides to an Access Person or an Immediate Family Member of an Access Person (or an Access Person or an Immediate Family Member of an Access Person gives to the third party) where there is no business communication involved in the enjoyment of the gift. A “Gift” would include, but is not limited to, cash, cash equivalents (such as checks, lottery tickets, gift cards redeemable for cash, etc.) meals, event tickets, travel expenses, lodging, golf tournaments, wine, clothing, charitable donations on another’s behalf, discounts on products and services that are not available to the general public, or any other thing of value that would not be includable as business entertainment, given to or received from a client, prospective client or any entity that does business with, or seeks to do business with, the Firm.

“Entertainment” contemplates that the giver participates with the recipient in the enjoyment of the item. Entertainment given to or received from any client, prospective client or any entity that does business with or seeks to do business with the Firm is only appropriate when used to foster and promote business relationships for the Firm.

Solicitation of Gifts and/or Entertainment is unprofessional and is strictly prohibited. In addition, all Gifts and Entertainment involving public officials and government entities must always be pre-approved.

3.2.1	Value of Gifts and Entertainment

A.	Gifts. The giving or receiving, by an Access Person and/or the Access Person’s Immediate Family Member(s), of a Gift with a value of $250 or more from anyone with whom the Firm has or is likely to have business dealings must be pre-approved by the Firm’s CCO. Pre-approval shall be requested by submitting a “New Gift Request” on the SCT System(2).

In addition, each Access Person must attest to and affirm the giving or receipt of any Gift during each calendar quarter that has a value of less than $250 by the Access Person and/or the Access Person’s Immediate Family Member(s) from anyone with whom the Firm has or is likely to have business dealings.

If an Access Person is unable to judge the value of a Gift, he or she should contact the Firm’s CCO for guidance.

B.	Entertainment. Access Persons and their Immediate Family Members are prohibited from giving or accepting an invitation that involves Entertainment that is excessive or not usual or customary.

Each Access Person must attest to and affirm the giving or receipt of any Entertainment during each calendar quarter that has a value of less than $500 by the Access Person and/or the Access Person’s Immediate Family Member(s) from anyone with whom the Firm has or is likely to have business dealings.

In addition, all Entertainment given or accepted that with a value of $500 or more per person must be pre-approved by the Firm’s CCO; pre-approval shall be requested by submitting a “New Gift Request” on the SCT System(2).

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

If an Access Person is unable to judge whether proposed Entertainment is excessive or not usual or customary, he or she should contact the Firm’s CCO for guidance.

3.2.2	Approval and Affirmation of Gifts and Entertainment

The Firm’s CCO shall maintain a written Gift and Entertainment Log of all pre-approved requests for Gifts and Entertainment and shall review the log at least monthly with a Senior Management Officer. The Gift and Entertainment Log shall record whether a request was approved or denied.

In addition, each Access Person shall, by completing the appropriate affirmations on the SCT System, affirm, at least quarterly, that s/he has reported and, where required, obtained approval of, all Gifts and Entertainment given or received by the Access Person or his or her Immediate Family Member during the prior quarter.

3.2.3	Acceptable Gifts and Entertainment

Examples of acceptable conduct include the following:

•	Acceptance of gifts, gratuities or amenities or favors based on obvious family or personal relationships where the circumstances make it clear it is those relationships, rather than the Firm’s business, which are the motivating factor.

•	Acceptance of meals, refreshments, travel arrangements or accommodations, or Entertainment, all of reasonable value and in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by the Firm as a reasonable business expense if not paid for by the other party.

•	Acceptance of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items bearing a company logo.

•	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to arm’s-length clients.

•	Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as a graduation, wedding, retirement or holiday.

3.3	Outside Business Activities

Access Persons must obtain written approval from the Firm’s CCO before engaging in outside business activities. “Outside Business Activities” include being (whether or not on behalf of the Firm) an officer, director, limited or general partner, member of a limited liability company, employee or consultant of any non-Firm entity or organization. Access Persons wishing to enter into or engage in such transactions and activities must obtain the required approval by completing the Outside Business Activity Disclosure form on the SCT System. If the Access Person does not have access to the SCT System for any reason, the Access Person shall complete a hard copy of an Outside Business Activity Disclosure form provided by the CCO and submit it to the CCO for written approval.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

Access Persons must also confirm all of their Outside Business Activities quarterly by completing an Outside Business Activity Disclosure Form on the SCT System.

Access Persons are prohibited from serving on the Board of any issuer in whose securities a mutual fund, client account or portfolio managed by the Firm (a “Client Account”) invests.

3.4	“Bad Actor” Assessment Policy

3.4.1	“Bad Actor” Disqualification Rule

On July 10, 2013, the SEC adopted new rules (the “Bad Actor Disqualification Rule”) disqualifying issuers from offering securities involving specified felons and “Bad Actors” from relying on the safe harbor exemption for limited private offerings under Rule 506 of Regulation D, Section 4(a)(2) of the Securities Act. This disqualification applies to all offerings under Rule 506, regardless of whether general solicitation is used.

If the issuer relying on Rule 506 is a pooled investment vehicle, then “covered persons” whose actions could give rise to disqualification would include: the issuer or any affiliated issuer; any director, executive officer, general partner or managing member of the issuer; the investment adviser to the issuer and any director, executive officer, general partner or managing member of such investment adviser; and any placement agent or other compensated solicitor. Additionally, any beneficial owner with voting interest equaling twenty percent (20%) or more is deemed a “covered person”.

Generally, “Disqualifying Events” are actions taken by U.S. courts and/or certain regulators. The following are the eight categories of Disqualifying Events:

•	Criminal convictions (within five (5) years of sale for criminal convictions of issuers and ten (10) year period for other “covered persons”);

•	Court injunctions and restraining orders (within five (5) years of sale);

•	Final orders of certain state regulators (securities, banking, insurance, etc.) and federal regulators (e.g., the CFTC);

•	SEC disciplinary orders (those relating to investment advisers, brokers, investment companies, etc.)

•	Certain SEC cease and desist orders (within five (5) years of sale);

•	Suspension or expulsion from membership from a Self-Regulatory Organization (i.e., a registered national securities exchange or a registered national or affiliated securities association);

•	Stop orders and orders suspending exemptions under Regulation A of the Securities Act (within five years of sale); and/or

•	US Postal Service false representation orders (within five years of sale).

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

An issuer cannot rely on the Rule 506 exemption from registration if the issuer or a “covered person” is disqualified by one of the events listed above. Although disqualification applies only for events that occur after September 23, 2013, the effective date of the rule, Disqualifying Events that occurred before are required to be disclosed to potential investors at a reasonable time prior to the sale of the security.

If the issuer did not know and, with reasonable care, could not have known that a disqualification existed under Rule 506(d), then the issuer may still rely on the safe harbor exemption from registration.

In order to demonstrate the Firm’s reasonable care, all new third party “covered persons” are required to complete the attestation attached as Appendix D – Third Party “Covered Person” Questionnaire.

All Access Persons will be required to complete “Bad Actor” affirmations on the SCT System, as described below.

3.4.2	Operating Procedures and Compliance Review

The Firm relies on Rule 506 for the private placement of several of the private investment companies advised by it. The Firm is therefore adopting these policies and procedures to ensure compliance with the “Bad Actor” Disqualification Rule.

•	The Firm obtained initial “Bad Actor” Disqualification Rule Questionnaires from all finders, third-party marketers, placement agents and solicitors (collectively, “Third Party Marketers”) and other internal and external “covered persons” in September of 2013.

•	The Firm will require updated “Bad Actor” Disqualification Rule Questionnaires from all Third Party Marketers and other external “covered persons” periodically as appropriate and at least annually.

•	The Firm will include “Bad Actor” representations, warranties and covenants in its agreements with Third Party Marketers and other “covered persons”.

•	The Firm has added a “Bad Actor” affirmation to the quarterly and annual Employee Conduct Affirmations it obtains from its current employees.

•	The Firm will require that new employees complete an Initial “Bad Actor” Disclosure for New Employees within ten (10) calendar days after beginning employment.

Employees should contact the CCO if they have any questions regarding the Disqualifying Events or whether they are deemed a “covered person”. The CCO is responsible for obtaining signed “Bad Actor” attestations for all “covered persons”.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

4	ANTI-BRIBERY POLICY AND PROCEDURES

4.1	Firm’s Anti-Bribery Policy

It is the Firm’s “Anti-Bribery Policy” that no Access Person may offer payments, or anything else of value, to a government official that will assist the Firm in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Firm found to be violating the Firm’s Anti-Bribery Policy will be subject to disciplinary action, which may include termination of employment. The Firm requires all Access Persons to report any suspicious activity that may violate this policy to the CCO. An Access Person’s failure to report known or suspected violations of the Firm’s Anti-Bribery Policy may itself lead to disciplinary action.

4.1.1	Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a foreign official for the purpose of influencing an official act or decision in order to obtain or retain business. The FCPA applies to all foreign officials and all employees of state-owned enterprises.

A “foreign official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-owned or controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

Under the FCPA, both the Firm and its individual Access Persons can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge, but includes “consciously avoiding” the high probability that a third party representing the Firm will make or offer improper payments to a foreign official.

4.1.2	FCPA Red Flags

Investment advisers engaging foreign agents are expected to be attuned to “red flags” in connection with the transaction, including:

•	The foreign country’s reputation for corruption;

•	Requests by a foreign agent for offshore or other unusual payment methods;

•	Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;

•	An apparent lack of qualifications;

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

•	Non-existing or non-transparent accounting standards; and

•	Whether the foreign agent comes recommended or “required” by a government official.

Sanctions for violating the FCPA may include fines and jail terms.

4.1.3	Preclearance Requirement

Any payment or anything else of value given to a foreign official must be pre-approved in writing by the CCO.

5	POLITICAL CONTRIBUTIONS AND “PAY TO PLAY”

5.1	Introduction

Rule 206(4)-5 under the Advisers Act (the “Pay to Play Rule”) restricts the Firm and its Access Persons from making political contributions that may appear to be made for pay to play purposes, regardless of the Access Person/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

The Pay to Play Rule generally creates (i) a “two-year time-out” from receiving compensation for providing advisory services to certain state and local government entities after political contributions have been made to certain government officials, (ii) a prohibition on soliciting or coordinating certain contributions and payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities.

The SEC has established dollar limits that must be followed:

•	$350 per election if the Access Person, spouse, etc. can vote for the candidate; and

•	$150 per election if the Access Person, spouse, etc. cannot vote for the candidate. Firm’s Pay to Play Policy.

5.2	“Pay to Play” Policy

It is the Firm’s policy that contributions to candidates for a public office, a political party or a political action committee (a “PAC”)(3) by the Firm and its Access Persons are made in compliance with the Pay to Play Rule. Any contribution(4) to candidates running for U.S. state or

(3)	A “political action committee” is generally an organization whose purpose is to raise and distribute campaign funds to candidates seeking political office. PACs are formed by corporations, labor unions, membership organizations or trade associations or other organizations to solicit campaign contributions from individuals and channel the resulting funds to candidates for elective offices.
(4)	“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

local political office, candidates running for U.S. federal office who currently hold a U.S. state or local political office, or to political parties or PACs that may contribute to such campaigns (collectively, a “Political Contribution”) by the Firm or its Access Persons must be made in compliance with applicable law.

The Firm will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship.

5.3	Preclearance of Political Contributions

The Firm requires any Access Person to obtain approval from the CCO by completing a Preclearance Request Form by completing a Political Contribution Pre-Clearance & Disclosure form on the SCT System before making a Political Contribution. If the Access Person does not have access to the SCT System for any reason, s/he shall complete a hard copy of a Political Contribution Pre-Clearance & Disclosure form provided by the CCO and submit it to the CCO for written approval before making a Political Contribution. The CCO shall maintain a record of all Political Contribution Pre-Clearance & Disclosures, which may be in the form of a Political Contribution Pre-Clearance & Disclosure Report on the SCT System. Under no circumstances may an Access Person engage indirectly in any of the foregoing activities, such as funneling payments through third parties including, for example, attorneys, family members, friends or companies affiliated with the Firm as a means of circumventing the Pay to Play Rule.(5)

The CCO shall maintain a Political Contributions Log of all Political Contribution Pre-Clearance & Disclosures; the Political Contribution Log shall record whether the request was approved or denied. The Political Contribution Log may be maintained as a Political Contributions Report on the SCT System.

5.4	New Access Person Certification

When an individual is employed by the Firm, the Firm must “look back” to that Access Person’s prior Political Contributions. If the Access Person is involved in soliciting clients or investors for the Firm, then the Firm is required to look back at the Access Person’s Political Contributions for two (2) years (but not past March 14, 2011, the effective date of the Pay to Play Rule). If the Access Person is not involved in soliciting clients or investors for the Firm, then the Firm is only required to look back six months. The CCO will determine whether any such past Political Contribution will affect the Firm’s business.

Within ten (10) calendar days of commencement of employment, each new Access Person must complete a New Hire Political Contributions Disclosure Form on the SCT System. If an Access Person does not have access to the SCT System for any reason, s/he must complete a hard copy of a New Hire Political Contributions Disclosure Form provided by CCO and submit it to the CCO.

(5)	The Pay to Play Rule contains a “catch-all” provision that prohibits acts done indirectly which, if done directly, would violate the Rule.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

6	PERSONAL TRADING POLICY

6.1	General Policy

The Firm requires that all Access Person investment transactions be carried out in a manner that will not create a perceived or actual conflict of interest between the Firm and its Client Accounts. To this end, (i) Access Persons are prohibited from purchasing or selling any Prohibited Security for their personal account; and (ii) all personal securities transactions (buys and sells) in all other securities must be pre-cleared through the SCT System as set forth below.

The Firm also monitors all Access Persons’ Covered Accounts. If an Access Person establishes a new Covered Account during a calendar quarter; s/he must have the account pre-cleared on the SCT System by submitting a Personal Brokerage Accounts Disclosure/New Brokerage Account Form, which shall contain, at a minimum, the following information about the proposed new brokerage account:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

The Firm requires that all Covered Accounts be set up and continuously able to be authenticated on the SCT System at all times.

•	Any Covered Account that is initially authenticated on the SCT System that thereafter fails to authenticate for 7 or more calendar days must be closed. It shall be the responsibility of the Access Person to close the account(s) and transfer to assets held therein to other Covered Accounts that are continuously able to be authenticated on the SCT System.

•	Any Covered Account that cannot be set up on or continuously authenticated on the SCT System must be approved on the SCT System by the CCO and the Access Person must arrange for the Firm to receive paper confirmations and statements from the relevant brokerage firm. Access Persons should note, however, that all transactions and holdings reported on paper statements are still subject to pre-clearance requirements under this Section 6 and to the initial, quarterly and annual holdings reporting requirements under Section 7 of this Code. It shall be the responsibility of the Access Person to prepare an excel spreadsheet report using the respective forms attached hereto – See Appendix B (Initial, Quarterly and Annual Holdings Disclosure form) and Appendix C (Quarterly Transaction Report).

Access Persons who wish to open a new brokerage account that meets the definition of Covered Account must obtain CCO approval by submitting a New Brokerage Account request on the SCT System. Approved brokerage accounts must be set up and authenticated on the SCT System prior to executing any trades in the account.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

All existing Covered Accounts of a new employee must be set up, authenticated and approved on the SCT System within ten (10) calendar days after beginning employment. If a new employee requires an extension of this period, s/he must obtain the consent of the CCO. The CCO will, upon request, provide a 407 letter to a brokerage firm with respect to a new Access Person brokerage account.

6.2	Definitions

6.2.1	Covered Accounts

“Covered Account” of an Access Person means:

•	All (i) personal securities accounts of the Access Person; (ii) all personal securities accounts of the Access Person’s Immediate Family Members; (iii) all personal securities accounts of anyone living either with or apart from the Access Person who receives material financial support from the Access Person (except a spouse with a valid separation/divorce decree); and (iv) all Semper Fund Activity Accounts on the SCT System that record transactions by the foregoing individuals in Semper Proprietary Funds;

•	Any other personal securities accounts over which the Access Person controls or influences the investment decisions or has the right or authority to exercise any degree of control or discretionary authority; or

•	Any other personal securities account in which the Access Person has Beneficial Ownership.

“Beneficial ownership” includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest other than the receipt of an advisory fee.

An Access Person is deemed to be the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home or anyone the Access Person financially supports (except a spouse with a valid separation or divorce decree). The term “Covered Account” includes any investment account in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan (an “Automatic Investment Plan”). “Covered Account” does not include any investment account in which the holder(s) are limited to selecting among a menu of selected mutual funds (e.g., many 401k accounts); however, Access Persons must disclose the existence of such accounts at least quarterly.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

6.2.2	Prohibited Securities

Access Persons are prohibited from buying or selling any Prohibited Securities in any Covered Account, unless otherwise approved as set forth herein. For this purpose, “Prohibited Securities” means:

(i)	any mortgage-backed security (“MBS”), including, without limitation: (A) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities not issued, insured or guaranteed by the United States or any agency or instrumentality thereof (“Non-Agency MBS”); and (B) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association (“Agency MBS”);

(ii)	asset-backed securities (“ABS”);

(iii)	commercial mortgage-backed securities;

(iv)	Real Estate Mortgage Investment Conduits (REMICs);

(v)	collateralized mortgage obligations (CMOs) and other structured mortgage securities;

(vi)	to-be-announced (TBA) mortgages;

(vii)	any security, including, without limitation, stocks, bonds, municipal bonds, mutual fund shares, options, futures, currencies, warrants, exchange-traded funds (ETFs), other derivative products related to a Restricted Industry; and

(viii)	any security held in any Client Account (which are included on the Firm’s Restricted List).

“Restricted Industry” means any industry specified on Schedule II hereto.

6.3	Preclearance of Trades

6.3.1	Preclearance Requirement

Access Persons must obtain preclearance for all transactions (buys and sells) of all securities in Covered Accounts by submitting a Preclearance Approval Request through the SCT System before executing the transaction. If an Access Person does not have access to the SCT System for any reason, s/he must submit a hard copy of a Pre-Clearance Request provided by the CCO and obtain the written approval of the CCO (which may be my e-mail) before executing the transaction.

6.3.2	Automatic Preclearance of Certain Transactions

Requests for preclearance of transactions in Covered Accounts that don’t involve a Prohibited Security or a Semper Proprietary Fund in a Covered Account will be automatically approved by the SCT System.

6.3.3	Automatic Denial of Certain Transactions

Requests for preclearance of any transaction involving a Prohibited Security will be automatically denied by the SCT System and reported to the CCO. If an Access Person already holds a Prohibited Security in a Covered Account on the date hereof, the Access Person may request preclearance from the CCO to sell that Prohibited Security.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

6.3.4	Pre-Clearance of Employee Futures Trading

All Access Persons are required to pre-clear (by completing and submitting a Personal Brokerage Accounts Disclosure Form on the SCT System) before (i) any outside futures account is opened that will be beneficially owned by an Access Person or the Access Person’s Immediate Family Member; and (ii) any account as to which the Access Person has discretionary authority. This includes any account for which an Access Person acts as trustee, executor or custodian.

With respect to each futures account so approved, Access Persons must notify the Futures Commission Merchant that is to carry the account and, except to the extent the Firm determines to the contrary, arrange for such firm to provide copies of account statements and confirms to the Firm. Access Persons will be required to attest annually to their continued compliance with the foregoing requirement.

6.4	The Restricted List

The Firm maintains a list (referred to herein as the “Restricted List”) of all securities held in any Client Account. As discussed below, all Semper Proprietary Funds are also included on the Restricted List, and other securities may also be placed on the Restricted List by a Senior Management Officer or the CCO if any transactions by the Firm or an Access Person in such security would be considered improper and/or illegal, such as under the following circumstances:

•	The Firm is in possession of material, nonpublic information (“MNPI”) about an issuer; or

•	An Access Person is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Firm or such Access Person to receive MNPI; or

•	The Firm has executed a non-disclosure agreement or other agreement with a specific issuer that restricts trading in that issuer’s securities; or

•	An Access Person trading in the security may present the appearance of a conflict of interest or an actual conflict of interest; or

•	An investor relationship that involves a senior officer or director of an issuer (a “Value-Added Investor”) may present the appearance of a conflict of interest or an actual conflict of interest; or

•	A Senior Management Officer and/or the CCO has otherwise determined that it is necessary to do so.

Access Persons are prohibited from purchasing or selling any securities that appear on the Restricted List for their personal account. If an Access Person already holds a security that is later put on the Restricted List, the Access Person must continue to hold and may not execute any buy or sell orders for that security until the security is no longer on the Restricted List. An Access Person may sell an existing position in a security on the Restricted List only with the

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

prior approval of the Firm’s CCO; in granting such approval, the Firm’s CCO will confirm with the Firm’s Operations Team that (i) the CUSIP has not been held in any client account during the immediately preceding 30 calendar days; and (ii) the CUSIP is not acquired by any client account during the immediately succeeding seven (7) business days.

The Restricted List is readily available to all Access Persons on the SCT System. Access Persons should be aware of the contents of the Restricted List prior to attempting to purchase or sell a security. Any Access Person who consults the Restricted List is, however, prohibited from disclosing the securities listed in the Restricted List to non-employees of the Firm.

A security will remain on the Restricted List until such time as it is no longer held in any Client Account or, in the case of securities placed on the Restricted List for reasons other than the fact that it is held in a Client Account, until the CCO deems removal of the security appropriate.

The Restricted List is updated weekly in the SCT System, or more often if appropriate based on the level of trading in Client Accounts.

6.5	Preclearance of Initial Public Offerings and Limited Offerings

Access Persons must obtain preclearance from the CCO for themselves and their Immediate Family Members prior to acquiring beneficial ownership, directly or indirectly, in any security in any “IPO”(6), “Limited Offering”(7) or “Private Investment”(8).

Preclearance must be requested by submitting a Private Investment Vehicle-IPO Request/Disclosure on the SCT System. If the SCT System is not available for any reason, Access Persons must request preclearance from the CCO by submitting a hard copy of a Private Investment Vehicle-IPO Request/Disclosure provided by the CCO and obtaining written consent from the CCO (which may be by e-mail) before consummating the transaction.

Additionally, prior to making the initial investment or any follow-on investment in any Limited Offering or Private Investment, the Access Person must arrange for the CCO to review and obtain any private placement memoranda, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Access Person must promptly inform the CCO of any changes in the investment and provide the CCO with a written yearly update.

(6)	“Initial public offering” means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of §§ 13 or 15(d) of the Securities Exchange Act of 1934.
(7)	“Limited Offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933.
(8)	“Private investments” include investments in private placements, private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

6.6	Preclearance of Semper Proprietary Fund Trading.

Access Persons must obtain preclearance from the Firm’s CCO for themselves and their Immediate Family Members prior to acquiring or disposing of, directly or indirectly, a beneficial ownership interest in any investment fund advised by the Firm, as set forth on Schedule IV hereto (“Semper Proprietary Funds”) by submitting a Preclearance Approval Request through the SCT System.

If an Access Person does not have access to the SCT System for any reason, s/he must submit a hard copy of a Pre-Clearance Request provided by the CCO and obtain the written approval of the CCO (which may be my e-mail) before executing the transaction.

All Semper Proprietary Funds will be included on the Firm’s Restricted List; requests for preclearance of any transaction involving a Semper Proprietary Fund will therefore be automatically denied by the SCT System and reported to the CCO. The CCO will then determine, in consultation with a Senior Management Officer, as appropriate, whether to approve the transaction or not.

6.7	Front Running.

Front running is the practice of executing orders on a security for the Access Person’s own account while taking advantage of advance knowledge of pending orders in a Client Account. Front running is illegal and strictly prohibited by the Firm.

Since the Firm does not permit Access Person to transaction in any security that is or could be held in a Client Account, it would not be possible for an Access Person to engage in front running as long as the Access Person pre-clears all of his or her transactions. If the CCO has any reason to believe that an Access Person is not pre-clearing all of his or her transactions on the SCT System and/or has not disclosed all of his or her Covered Accounts, or is otherwise engaging in front running, the CCO shall immediately bring the matter to the attention of a Senior Management Officer. Any Access Person who engages in any of the activities described in this Section 6.6 shall be subject to immediate dismissal from the Firm.

7	REVIEW AND REPORTING OF EMPLOYEE HOLDINGS AND TRANSACTIONS

7.1	General Policy

Access Persons are required to periodically report their personal securities transactions and holdings of Reportable Securities and Reportable Funds (both, as defined below) to the CCO.

A “Reportable Security” is any security defined in Section 202(a)(18) of the Securities Act of 1933, including stocks, bonds, options, futures, currencies, warrants, commodities and other derivative products. A Reportable Security does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds other than Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

A “Reportable Fund” is any fund (i) for which the Firm serves as the fund’s investment adviser; (ii) whose investment adviser or principal underwriter controls the Firm; or (iii) whose investment adviser is controlled by the Firm; or is under comment control with the fund.

7.2	Definition of a Non-Discretionary Managed Account

A “Non-Discretionary Managed Account” is an account over which neither the Access Person nor any Immediate Family Member has any direct or indirect influence or control. This includes accounts for which an Access Person or Immediate Family Member has granted full investment discretion to an outside broker-dealer, bank, investment manager, or adviser.

7.3	Initial Holdings Report

Each new Access Person must provide the CCO with an Initial Holdings Disclosure on the SCT System within ten (10) calendar days of his or her commencement of employment. If the Access Person does not have access to the SCT System for any reason, s/he shall obtain a hard copy of an Initial, Quarterly and Annual Holdings Disclosure from the CCO. The Initial Holdings Report must include all Reportable Securities and all Reportable Funds in all Covered Accounts and Non-Discretionary Managed Accounts and must be must be current as of a date not more than forty-five (45) calendar days prior to the commencement of employment. The Initial Holdings Report must contain the following information, at a minimum, for all Reportable Securities and Reportable Funds held in all Covered Accounts and Non-Discretionary Managed Accounts:

•	The title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

7.4	Quarterly and Annual Holdings Disclosures

Each Access Person must attest to and affirm their holdings of all Reportable Securities and Reportable Funds held in both Covered Accounts and Non-Discretionary Managed Accounts on the SCT System on a quarterly and annual basis within thirty (30) calendar days of the end of the first three quarters of each calendar year and the end of each calendar year, as appropriate.

The information provided in all Holdings Disclosures must be current as of a date not more than forty-five (45) calendar days prior to the date the Holdings Disclosure is submitted. In the event the SCT System is not available for any reason, Access Persons must fill out a hard copy of an Initial, Quarterly and Annual Holdings Disclosure provided by the CCO for both Covered Accounts and Non-Discretionary Managed Accounts containing the same information required in the Initial, Quarterly and Annual Holdings Disclosure Report on the SCT System.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

7.5	Quarterly Transaction Reports

Each Access Person must attest and affirm the Covered Accounts and Reportable Securities on the SCT System on a quarterly basis by submitting a Transaction Disclosure for all Reportable Securities and Reportable Funds held in Covered Accounts no later than thirty (30) calendar days after the end of each calendar quarter. In the event that the SCT System is not available for any reason, the Access Person shall submit a hard copy of a Transaction Disclosure provided by the CCO. Access Persons with no personal securities transactions in Reportable Securities or Reportable Funds during the quarter are also required to submit a Transaction Disclosure Affirmation confirming the absence of any transactions. Each Quarterly Transaction must disclose the following information, at a minimum, for all Reportable Securities and Reportable Funds held in all Covered Accounts and Non-Discretionary Managed Accounts:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date that the report is submitted by the Access Person

7.6	Exemption from Reporting Requirements

An Access Person is not required to submit an Initial Holdings Report, an Annual Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan, provided that the Automatic Investment Plan does not transact in any Prohibited Securities or any Semper Proprietary Funds.

7.7	Review and Retention of Reports

The CCO shall review, on a quarterly basis, all Access Person affirmations, attestations, disclosures and preclearance forms to determine whether any violations of the Firm’s policies or of the applicable securities laws occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Access Person to resolve the discrepancy. If the Firm determines that an Access Person has violated this Code, the Access Person may be subject to disciplinary action or restrictions on further trading.

To the extent that Covered Accounts are not being monitored on the SCT System, the CCO must review and retain the paper brokerage account statements received by the Compliance Department to the same extent as if those Covered Accounts were being monitored and reported on the SCT System.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

The CCO shall include the results of such reviews in the Annual Report to the Compliance Committee.

7.8	Escalation of Violations and Sanctions

Upon discovering a violation of the procedures contained in this Code, the CCO will promptly notify the Firm’s Senior Management Officers, who may impose sanctions as he, she or they deem appropriate.

7.9	Exemptions

Any Access Person who wishes to seek an exemption of a specific account from coverage under this Code must contact the CCO for an exemption/waiver request.

7.10	Confidentiality

The CCO and any other designated compliance personnel receiving reports of an Access Person’s holdings and transactions under this Code will keep such reports confidential, except to the extent that the Firm is required to disclose the contents of such reports to regulators.

8	INSIDER TRADING

8.1	Introduction

Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of MNPI by the Firm or any of its Access Persons or affiliates, and Rule 204A-1 under the Advisers Act requires that all “access persons” report their personal securities transactions and holdings.

The term “insider trading” generally means one or more of the following activities:

•	Trading by an insider while in possession of MNPI;

•	Trading by a non-insider, while in possession of MNPI, where the information (i) was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or (ii) was misappropriated;

•	Recommending the purchase or sale of securities while in possession of MNPI; or

•	Communicating MNPI to others (i.e., “Tipping,” see below).

8.2	Penalties for Insider Trading

Trading securities while in possession of MNPI or improperly communicating that information to others may expose an Access Person to stringent penalties including fines and jail terms. The SEC can also recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring the Access

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

Person from the securities business. An Access Person can also be sued by investors seeking to recover damages for insider trading. In addition, any violation of the Code’s Insider Trading Policy will can be expected to result in serious sanctions by the Firm, including termination of employment.

8.3	Definitions

8.3.1	Material Information

Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision. Examples include: earnings information; mergers and acquisitions and tender offers; significant changes in assets; and significant new products or discoveries.

8.3.2	Nonpublic Information

Information is considered “nonpublic” if it has not been broadly disseminated to investors in the marketplace. Direct evidence of dissemination is the best indication that information is “public,” for example, if the information has been made available to the public through publications of general circulation (e.g., The Wall Street Journal) or in a public disclosure document filed with the SEC (e.g., a Form 8K).

In addition, a sufficient period of time must elapse for the information to permeate the public channels to be considered public. There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

8.3.3	Breach of Duty

Insider trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an insider, the prohibition against insider trading can apply to a person even if that person has no employment or connection to the issuer of the securities that are traded.

8.3.3.1	Insider and Temporary Insider

The term “insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI such as an officer, director and employee of the company, as well as any controlling shareholder. In addition, a person can be a “temporary insider” if s/he enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes including, among others, the company’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations.

8.4	Tipper/Tippee Liability

An Access Person who does not trade securities but learns of MNPI from either a corporate insider (or someone who has breached a duty of trust or confidence to the source of the

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

information), and then shares the information with someone else who trades in securities, can be liable as a “Tipper” for the trading done by the person to whom the Access Person passed the information (the “Tippee”). Thus, the Tipper is subject to liability for insider trading if the Tippee trades, even if the Tipper does not. It therefore is important never to pass on MNPI to anyone else who may trade while aware of that information or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows or should have known that the Tipper breached a duty of trust or confidence.

8.5	Firm’s Insider Trading Policy

The Firm’s Insider Trading Policy applies to every Access Person and extends to activities outside the scope of his or her duties at the Firm. The Firm forbids any Access Person from engaging in any activities that would be considered illegal insider trading. Any questions regarding this Insider Trading Policy should be referred to the CCO.

8.6	Insider Trading Policy Restrictions

The following Insider Trading Policy restrictions are established for every Access Person that may have or was in possession of any MNPI. Such an Access Person may not:

•	Buy or sell any security (or related security) for his or her own or any related account or any account in which an Access Person may have any direct or indirect interest, any Firm-managed fund or other Client Account, or otherwise act upon any MNPI in the Access Person’s possession obtained from any source; or

•	Buy or sell any security or related security for any account or otherwise act upon any material proprietary information that an Access Person may have or obtain from any source; or

•	Recommend the purchase or sale of any security to any person based upon MNPI.

8.7	Use of “Expert Networks”

“Expert networks” are research consultants who connect buy-side investors, consultants and business decision-makers with industry experts who provide insights into various industries for a fee. Consultations between expert network clients and experts may be in the form of face-to-face meetings, phone calls, teleconferences, video conferences or e-mail or text exchanges.

Although the use of expert networks is not illegal, in some cases expert consultants may hold or have held positions with, or have contacts with, some of the issuers about which they provide information and may, as a consequence, intentionally or inadvertently provide MNPI to asset managers.

The Firm does not currently use “expert networks”. If the Firm does permit the use of “expert networks” or other research providers in the future, the Firm would establish compliance controls and surveillance mechanisms intended to ensure that no Access Person trades any securities, whether for the Access Person’s own account or for any Client Account, while in possession of MNPI. Such controls would: (i) indicate that the Firm’s intent that it does not want to receive MNPI from an expert; (ii) document and supervise the use of expert consultants (including entering into a written agreement with the expert consultant(s)) and any resulting trading; (iii) surveil and review the use of expert consultants and trading; (iv) require that the

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

expert consultant disclose all relevant confidentiality restrictions by which the expert consultant is bound; and (v) inform and train Firm employees on the risks and on the Firm’s policies to prevent receiving and trading on MNPI.

8.8	Procedures Designed to Detect and Prevent Insider Trading

Before trading for him- or herself or others, each Access Person should ask himself or herself the following questions regarding information in his or her possession:

•	Is the information material? Is the information nonpublic? If, after consideration of the above, an Access Person believes that the information is material and nonpublic, or if an Access Person has questions as to whether the information is material and nonpublic, he or she should take the following steps:

•	Report the information and proposed trade immediately to the CCO.

•	Do not purchase or sell the securities either on his or her own behalf or on behalf of others.

•	Do not communicate the information inside or outside of the Firm, other than to the CCO.

•	After the CCO has reviewed the issue, the Access Person will be instructed either to continue the prohibitions against trading and communication because the CCO has determined that the information is MNPI, or the Access Person will be allowed to trade the security and communicate the information.

•	Additionally, Access Persons are required to disclose the existence and location of all personal trading accounts and to arrange for copies of all brokerage statements to be sent from the outside financial institution to the Firm’s CCO. Such statements will be reviewed by the CCO.

8.9	Compliance Responsibilities

The CCO will review the Firm’s Insider Trading Policy during the Firm’s Annual Compliance Training Meeting (as that term is defined in Section 1.6.2 of the Manual) to ensure that all Access Persons are properly trained and aware of the required reporting procedures. Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with a Senior Management Officer. The report will describe who violated policy, how it is believed to have been violated, and provide recommendations for further action.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

9	NFA ETHICS TRANING PROGRAM

The NFA requires that each member have written ethics training procedures that outline their ethics training program.

9.1	Procedures

The Firm’s NFA Ethics Training Program, which will be delivered by in-person and video conference classroom training, will be provided by a third-party provider(9).

The Program will include the following topics:

1.	An explanation of the applicable laws and regulations and rules of self-regulatory organizations or contract markets and registered derivatives transaction execution facilities;

2.	Confirmation of those individuals who are registered “associated persons” of the Firm;

3.	The Firm’s obligation to the public to observe just and equitable principles of trade;

4.	How to act honestly and fairly and with due skill, care and diligence in the best interest of customers and the integrity of the markets;

5.	The Firm’s supervisory and internal controls;

6.	How to obtain and assess the financial situation and investment experience of customers;

7.	Disclosure of material information to customers; and

8.	Avoidance, proper disclosure and handling of conflicts of interest.

The Program will be provided periodically as needed, and at least annually.

9.2	Documentation

The Firm will, in accordance with NFA requirements, maintain appropriate documentation that it has complied with its training procedures (e.g., records showing who obtained the training, the date of training, and any materials used).

(9)	As per NFA interpretive guidance, members may obtain ethics training sponsored by independent persons, firms, or industry associations, provided that the member has ensured that its selected provider is qualified and obtains proof that the provider has completed relevant proficiency testing and has three years of relevant industry experience, or similar experience. In addition, members should only use providers that they reasonably in good faith believe are not subject to any investigations or bars from registration. An ethics training provider’s registration and disciplinary history can be checked using the NFA’s BASIC system, which can be found on the NFA website (www.nfa.futures.org).

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

10	POLICY ON DISCLOSURE OF PORTFOLIO HOLDINGS

10.1	Background

As an investment advisor to one or more Registered Funds, the Firm is required to conform to the requirements of Rule 17j-1 under the Investment Company Act (Personal Investment Activities of Investment Company Personnel). Rule 17j-1 is designed to prohibit fraudulent or deceitful conduct. The following policy is intended to ensure that the disclosure of information about a Registered Fund’s portfolio holdings is in the best interest of the Registered Fund’s investors.

10.2	Policy

Information about a Registered Fund’s portfolio holdings should not be distributed to any person unless:

•	The disclosure is required to respond to a regulatory request, court order or other legal proceedings;

•	The disclosure is to a mutual fund rating or, statistical agency or person performing similar functions who has signed a confidentiality agreement with the Registered Fund;

•	The disclosure is made to internal parties involved in the investment process, administration or custody of the Registered Fund, including but not limited to, a Registered Fund’s compliance officer(s) and Board of Trustees;

•	The disclosure is (a) in connection with a quarterly, semi-annual or annual report that is available to the public; or (b) relates to information that is otherwise available to the public (e.g., portfolio information that is available on the Registered Fund’s website); or

•	The disclosure is made pursuant to prior written approval of the CCO.

Any suspected breach of this obligation should be reported immediately to the CCO.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

11	DEFINED TERMS USED IN THIS CODE

11.1	Definitions

The following defined terms are used in this Code; their definitions can be found in the indicated Section.

Defined Term	Section
“ABS”	6.2.2
“Access Person”	1
“Advisers Act”	1.1
“Affiliate List”	3.5
“Agency MBS”	6.2.2
“Anti-Bribery Policy”	4.1
“Automatic Investment Plan”	6.2.1
“Bad Actor Disqualification Rule”	3.4.1
“Beneficial Ownership”	6.2.1
“CCO”	1
“CEA”	1
“CFTC”	1
“Client Account”	3.3
“Code”	1
“Compliance Infractions Log”	2.2
“SCT System”	1.1

“Covered Account”	6.2.1
“covered person”	6.2.1
“CPO”	1

“Disqualifying Event”	3.4.1
“Entertainment”	3.2
“Semper Proprietary Funds”	6.6
“FCPA”	4.1.1
“Firm”	1
“foreign official”	4.1.1
“Gift”	3.2

Defined Term	Section
“Immediate Family Member”	3.2
“insider trading”	8.1
“Investment Company Act”	1.1
“IPO”	6.5
“Kinetic”	2.5
“Limited Offering”	6.5
“Manual”	1
“MBS”	6.2.2
“MNPI”	6.4
“NFA”	1
“Non-Agency MBS”	6.2.2
“Outside Business Activities”	3,3
“Pay to Play Rule”	5.1
“Political Contribution”	5.2
“Private Fund”	1.1
“Private Investment”	6.5
“Prohibited Security”	6.2.2
“Registered Fund”	1
“Reportable Fund”	7.1
“Restricted Industry”	6.2.2
“Restricted List”	6.4
“SEC”	1
“Securities Act”	6.1
“Senior Management Officer”	2.2
“Third Party Marketer”	3.4.2
“Tippee”	8.1
“Tipper”	8.1
“Tipping”	8.1
“Value Added Investor”	6.4

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, L.P.	Code of Ethics

12	UPDATES TO THIS CODE OF ETHICS; REPORTS TO FIRM MANAGEMENT AND THIRD PARTIES

12.1	Updating and Amending this Code of Ethics

The CCO is the only Firm employee authorized to make changes to this Code. The CCO shall amend and update this Code from time to time as necessary or advisable to keep it up-to-date with changes to the Firm’s business and/or regulatory requirements applicable to the Firm and its business. The CCO shall maintain a record of all changes to this Code on the Change/Version Control Log attached hereto.

An updated version of this Code shall be made available to all Access Persons in “portable document format” (pdf) on the SCT System and on the Firm’s “L” drive at “Semper Firm Documents – Policies and Procedures and Code of Ethics”.

The CCO shall notify Firm employees of all updates to this Code, which shall include a summary of any significant substantive changes. If significant, substantive changes have been made to this Code, the CCO shall require that each Access Person submit an updated Code of Ethics Attestation on the SCT System, certifying that s/he has read and understands the Code’s contents. Copies of this Code are also available from the CCO.

The CCO shall retain archived copies of prior versions of this Code (which may be an electronic copy maintained in an “Archive” file on the Firm’s “L” (Legal) drive or other appropriate electronic record) for a minimum of five (5) years.

12.2	Reports to Firm Management and Registered Funds

The CCO shall prepare a written report, at least annually, describing any issues arising under this Code, including information about any material violations of this Code or its underlying procedures and any sanctions imposed due to such violations. The CCO shall submit a copy of the report to the Firm’s Chief Executive Officer and Senior Management Officer(s); the CCO shall also submit a copy of the report to the appropriate compliance officer(s) of each Registered Fund for review by its Board of Trustees.

In addition, the CCO shall certify, on an annual basis, to the Board of Trustees of each Registered Fund that the Firm has adopted procedures reasonably necessary to prevent its employees from violating this Code.

The CCO will send a copy of each updated version of this Code to the appropriate compliance officer(s) of each Registered Fund, together with a summary of any significant, substantive changes.

The CCO shall maintain a copy of each report required under this Section 12.2 for at least five (5) years.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, LP	Code of Ethics

Appendix A

[To be used only when the Access Person does

not have access to the SCT System]

SEMPER CAPITAL MANAGEMENT, L.P.

CODE OF ETHICS ATTESTATION

All Access Persons are required to read the Firm’s Code of Ethics dated as of                 , 20     (the “Code”) and acknowledge having understood its contents by printing out this page, entering their name, signing and dating it and returning it to the Firm’s Chief Compliance Officer.

I hereby certify that I have received and read the policies and procedures set forth in the Code. I understand the policies and procedures contained in the Code and I agree to comply with such policies and procedures during the course of my employment with Semper Capital Management, L.P., its subsidiaries or affiliates. I have had the opportunity to ask the Chief Compliance Officer questions and I have received adequate responses. I also understand that any violation of these legal requirements, policies and procedures may subject me to dismissal and civil or criminal penalties.

Name:

Signature:

Date: , 20

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

A-1

Semper Capital Management, L.P.	Code of Ethics

Appendix B

[To be used only when access to the SCT System is not available and/or for Covered Accounts that are not monitored on the SCT System]

INITIAL, QUARTERLY AND ANNUAL HOLDINGS DISCLOSURE

Name of Access Person:

The following sets forth all of my Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Firm’s Personal Trading Policy) and all Reportable Securities and Reportable Funds held in those accounts as of                 , 20    .

Name on Account	Relationship to Access Person	Title and Type of Security	Tracker Symbol/ CUSIP Number	Number of Shares	Principal Amount	Broker, Dealer or Bank Where Securities Held

or

I have no Covered Accounts or Non-Discretionary Management Accounts.

The undersigned certifies that he or she has not engaged in any transactions involving Prohibited Securities or other securities that would violate the Firm’s Personal Trading Policy.

Name:

Signed:

Date: , 20

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

B-1

Semper Capital Management, LP	Code of Ethics

Appendix C

QUARTERLY TRANSACTION REPORT

[To be used only when access to the SCT System is not available and/or for Covered Accounts that are not monitored on the SCT System]

Name of Access Person:

The attached brokerage account statement(s) set forth all of the Reportable Securities transactions and private investments (including, without limitation, all transactions involving Reportable Funds) made in my Covered Account(s) (as defined in the Firm’s Personal Trading Policy) for the quarter beginning on                 , 20     and ending on                 , 20    .

REPORTABLE SECURITIES

Date	Name on Account	Title and Type of Security	Tracker Symbol or CUSIP Number	Interest Rate and Maturity Date	Buy/Sell	# of Shares and Price Per Share	Principal Amount	Broker, Dealer or Bank Effecting Transaction

PRIVATE INVESTMENTS

Date	Name of Issuer and Nature of Business	PT; PP or NP(10)	Buy/Sell	Total Purchase or Sale Price	Does business with the Firm?

REPORTABLE FUNDS

Date	Name on Account	Name of Fund and Class of Interest	Buy/Sell

or

I have no transactions in Covered Accounts for this calendar quarter.

(10)	PT = Publicly Traded; PP = Privately Placed (PP); NP = Non-Profit.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

C-1

Semper Capital Management, LP	Code of Ethics

The undersigned employee certifies that he or she has not engaged in any transactions involving Prohibited Securities or other securities that would violate the Firm’s Personal Trading Policy.

Name:

Signed:

Date: , 20

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

C-2

Semper Capital Management, LP	Code of Ethics

Appendix D

“BAD ACTOR” DISQUALIFICATION RULE

DISQUALIFICATION FOR PRIVATE PLACEMENTS UNDER REGULATION D

THIRD PARTY “COVERED PERSON” QUESTIONNAIRE

SEMPER CAPITAL MANAGEMENT, L.P. (the “Firm”) is responsible for ensuring that “covered persons” have not been involved in any disqualifying events that would prohibit the Firm from relying on the offering exemption under Rule 506 of Regulation D. As such, the Firm requests covered persons to review the following disqualifying events and complete the attestation below:

Disqualifying Events:

•	Criminal convictions (within the past five (5) years for criminal convictions of issuers and within the past ten (10) years for other “covered persons”);

•	Court injunctions and restraining orders (within the past five (5) years);

•	Final orders of certain state regulators (securities, banking, insurance, etc.) and federal regulators (e.g., the CFTC);

•	SEC disciplinary orders (those relating to investment advisers, brokers, investment companies, etc.);

•	Certain SEC cease and desist orders (within the past five (5) years);

•	Suspension or expulsion from membership from a Self-Regulatory Organization (i.e., a registered national securities exchange or a registered national or affiliated securities association);

•	Stop orders and orders suspending exemptions under Regulation A of the Securities Act (within the past five (5) years); and/or

•	US Postal Service false representation orders (within the past five (5) years).

The undersigned certifies as follows:

I have not been the subject of any of the Disqualifying Events listed above.
I have been the subject of a Disqualifying Event listed above and have attached additional information surrounding the Disqualifying Event.
I am currently the subject of a proceeding that may be considered a Disqualifying Event as listed above and have attached additional information surrounding the possible Disqualifying Event.

Name
Signed
Date , 20

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

D-1

Semper Capital Management, LP	Code of Ethics

Schedule I

SEMPER CAPITAL MANAGEMENT, L.P.

CODE OF ETHICS

Last Updated: July 1, 2015

FIRM EMPLOYEES/ACCESS PERSONS

Chief Compliance Officer: Ria A. Davis

President and Chief Operating Officer: Gregory W. Ellis

Name	Title	Status†	Where located	Start/Hire Date	NFA Registered?	Investment Adviser Rep?	Other Regulatory Registration?
Bensoussan, Ilan	Analyst	Employee	New York – moved 11/01/2014	06/10/13	No	No	No

Carlin, Maria	Director of Marketing	Employee	Orlando	2010	No	No	No

Davis, Ria*	General Counsel & CCO	Employee	New York	04/25/13	Yes	No	No

Ellis, Gregory*	President and COO	Employee	New York		Yes	No	No

Gonzalez, Tony	Outside IT Consultant	Consultant	New York	2009	No	No	No

Greene, Daron	Subtenant – Silver Tide Management, L.P.	Sub-Tenant	New York	06/23/2014	N/A	N/A	N/A

*	Compliance Committee Member
†	E.g., “Employee”; “Temporary Employee”; “Consultant”; “Intern”. Note that Interns, consultants and temporary and/or contract employees who will be working for more than fourteen (14) consecutive calendar days at the Firm are considered “Access Persons” for all purposes of the Code of Ethics.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, LP	Code of Ethics

Name	Title	Status†	Where located	Start/Hire Date	NFA Registered?	Investment Adviser Rep?	Other Regulatory Registration?
Ibarra, Kevin	Analyst	Employee (former intern)	Orlando	07/01/2015	No	No	No

Klara, Jessica	Exec Asst/Office Manager	Employee	New York	08/26/13	No	No	No

Kremer, Patrick	Subtenant – Silver Tide Management, L.P.	Sub-Tenant	New York	06/23/2014	N/A	N/A	N/A

Mandel, Tom	Sr. Managing Director; Portfolio Manager	Employee	New York; PA	1992	Yes	Yes (Pennsylvania)	CFA

Menozzi, Jerald*	Chief Investment Officer	Employee	Orlando	1999	Yes	Yes (Florida)	CFA

Moe, Christopher	Marketing Analyst	Employee	New York	11/01/2014	No	No	No

Parsons, Gregory*	Chief Executive Officer	Employee	New York	2008	Yes	No	Yes - CAVU

Peresechensky, Boris	Portfolio Manager	Employee	Orlando	2005	No	Yes (Florida)	CFA

Rosenbaum, Daniel	Analyst	Employee	New York	11/17/2014	No	No	No

Soloway, Alex*	Director of Operations	Employee	New York	05/2012	No	No	No

Wu, Dave	Outside IT Consultant	Consultant	New York	2009	No	No	No

*	Compliance Committee Member
†	E.g., “Employee”; “Temporary Employee”; “Consultant”; “Intern”. Note that Interns, consultants and temporary and/or contract employees who will be working for more than fourteen (14) consecutive calendar days at the Firm are considered “Access Persons” for all purposes of the Code of Ethics.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, LP	Code of Ethics

FORMER FIRM EMPLOYEES/ACCESS PERSONS

Last Updated: July 1, 2015

Name	Title	Status	Where located	Start/Hire Date	Termination Date**	NFA Registered?	Investment Adviser Rep?	Other Regulatory Registration?
Burke, Stephen	Managing Director	Employee	New York		06/30/2014	Yes – withdrawn 07/01/2014	No	Yes – CAVU

Chang, Kevin	Intern	Intern	Orland	01/06/14	01/31/2014	No	No	No

Gomez, Damiana	Exec Asst/ Officer Manager	Employee	N/A		06/28/13	No	No	No

Green, Ryan	None	Employee	New York		05/30/2014	No	No	No

Halim, Blake	Intern	Intern	Orlando	06/30/2014	08/15/2014	No	No	No

Ibarra, Kevin	Intern	Intern	Orlando	12/09/13	03/14/2014 (hired as FTE 07/01/2015)	No	No	No

Malcolm, Nicole	Financial Controller	Employee	New York		06/05/2014	No	No	No

Marks, Vesta	Portfolio Manager	Employee	Orlando	2003	12/28/2014	No	Yes	No

McGreevy, Melanie	Marketing Director	Employee	New York		06/05/2014	No	No	No

**	The Firm must retain a list of all Access Persons for at least five (5) years.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, LP	Code of Ethics

Name	Title	Status	Where located	Start/Hire Date	Termination Date**	NFA Registered?	Investment Adviser Rep?	Other Regulatory Registration?
McGreevy, Shane*	Director of Operations	Employee	New York		07/03/2015	No	No	No

McKeon, Jared	Intern	Intern	Intern	01/06/14	01/31/2014	No	No	No

Ostrovsky, Vitaly	N/A	Employee	New York		06/05/2014	No	No	No

Witrick, Martinnette	CCO	Employee	N/A	2006	05/06/13	No	No	No

Zhang, Shuqin (Lizzie)	Analyst	Temporary Employee	Orlando	08/15/2014	10/03/2014	No	No	No

**	The Firm must retain a list of all Access Persons for at least five (5) years.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, LP	Code of Ethics

Schedule II

SEMPER CAPITAL MANAGEMENT, L.P.

CODE OF ETHICS

Updated: July 1, 2015

RESTRICTED INDUSTRIES(11)

(1)	Asset Management

(2)	Mortgage Investment

(3)	REIT – Diversified

(4)	REIT – Healthcare Facilities

(5)	REIT – Hotel/Motel

(6)	REIT – Industrial

(7)	REIT – Office

(8)	REIT – Residential

(9)	REIT – Retail

(10)	All Semper Proprietary Funds

(11)	Note that this list is from the list of Industries, Sectors and Exchanges that can be restricted in the SCT System’s “User Group Settings”.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Page II-1

Semper Capital Management, LP
Code of Ethics

Schedule III

SEMPER CAPITAL MANAGEMENT, L.P.

CODE OF ETHICS

Updated: July 1, 2015

Reporting Requirements of Access Persons

All Affirmations, Attestations and Disclosures are made available on, and are tracked and retained on, the SCT System.

I.	New Hire Affirmations and Disclosures – All Affirmations, Attestations and Disclosures are due within ten (10) calendar days of start of employment with the Firm:

•	Code of Ethics Attestation

•	Policies and Procedures Manual Attestation

•	Personal Brokerage Accounts Disclosure

•	Non-Covered Mutual Fund Account Disclosure

•	Initial Holdings Report

•	Private Investment Vehicle – IPO Request/Disclosure

•	Employee Conduct and “Bad Actor” Attestation

•	Outside Business Activity Disclosure

•	Social Media Disclosure

•	New Hire Political Contribution Disclosure Form

•	For New Hires who will be registered with the NFA as a Principal or Associated Person Only – CFTC Employee Acknowledgement Affirmation

II.	Quarterly Affirmations and Disclosures – All Affirmations, Attestations and Disclosures are due no later than thirty (30) calendar days after the last day of March, June and September of each calendar year:

•	Brokerage Accounts Disclosure

•	Non-Covered Mutual Fund Account Disclosure

•	Transaction Disclosure

•	Holdings Disclosure

•	Outside Business Activity Disclosure

•	Political Contribution Disclosure

•	Private Investment/IPO Disclosure

•	Social Media Disclosures

•	Employee Conduct and “Bad Actor” Attestation

•	Gifts and Entertainment Affirmation

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Page III-1

Semper Capital Management, LP
Code of Ethics

III.	Annual Affirmations, Attestations and Disclosures – All Affirmations, Attestations and Disclosures are due within thirty (30) calendar days of each year end:

•	Policies and Procedures Attestation

•	Code of Ethics Attestation

•	Employee Conduct/Bad Actor Attestation

•	Brokerage Accounts Disclosure

•	Transaction Disclosure

•	Holdings Disclosure

•	Outside Business Activity Disclosure

•	Political Contribution Pre-Clearance & Disclosure Form

•	Social Media Disclosure

•	Business Continuity Plan

•	Private Investment Vehicle – IPO Request/Disclosure

•	Gift and Entertainment Policy Attestation

•	For Employees who are registered with the NFA as a Principal or Associated Person Only – CFTC Employee Acknowledgement Affirmation

IV.	Periodic Affirmations, Attestations and Disclosures – The following Affirmations, Attestations, Disclosures and Requests are also used when and if required by this Code:

•	Pre-clearance Approval Request (prior approval required for securities transactions)

•	New Account Approval Request (prior approval required for new Covered Accounts)

•	Code of Ethics Attestation (within fourteen (14) calendar days following the circulation of an updated Code)

•	Policies and Procedures Attestation (whenever the Manual is updated)

•	Outside Business Disclosure (prior approval required for new Outside Business Activities)

•	Political Contribution Pre-Clearance (prior approval required for new political contributions)

•	Private Investment Vehicle – IPO Request (prior approval required for new investment and for follow-on investments)

•	Entertainment Pre-approval Request $500+ Per Person – Given or Received

•	Gift Pre-Approval Request - $251+ per Gift

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Page III-2

Semper Capital Management, LP
Code of Ethics

SCHEDULE IV

SEMPER PROPRIETARY FUNDS

Last Updated: July 1, 2015

Private Funds:

•	Semper Midas Fund, L.P. (Delaware)

•	Semper Midas Fund, Ltd. (Cayman)

•	Semper Active MBS Fund, L.P. (Delaware)

•	Semper Active MBS Fund, Ltd. (Cayman)

•	Semper US RMBS Opportunity REIT, Inc.

Registered Funds:

•	Semper Short Duration Fund, a series of Advisors Series Trust

•	Semper MBS Total Return Fund, a series of Advisors Series Trust

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Page IV-1

Semper Capital Management, LP	Code of Ethics

SEMPER CAPITAL MANAGEMENT, L.P.

CODE OF ETHICS

CHANGE/VERSION CONTROL LOG

Change No.	Date	Description of Changes	Submitted By	Approved By	Comments

COE 01	06/25/13	Updated Code of Ethics from Kinetic Partners replaces prior Code of Ethics; incorporate comments from US Bancorp; incorporate Compliance11 functionalities; add CPO/CTA references.	RAD		New Attestations will be obtained from all Firm employees.

COE 02	09/24/13	Updated Code of Ethics to incorporate updates to Personal Trading Policy; updated C11 functionality; add “Bad Actor” policy and procedures and add CPO/CTA provisions; incorporate comments from Dennis Mason at Atlantic Funds from 08/23/2013.	RAD

COE 03	10/23/13	Incorporating comments from call with Kinetic.	RAD	GWE	New Attestations will be obtained from all Firm employees.

COE 04	07/10/14	Updating Gifts and Entertainment Policy; adjusting reporting periods for quarterly affirmations and various other drafting updates.	RAD	GWE	The updated Gifts and Entertainment Policy will be circulated separately to all Access Persons; new Gift Request forms have been added to the SCT System, as well as new affirmations for pre-approval of all Gifts and Entertainment as required by the Code of Ethics. In addition, new Attestations will be obtained from all Firm employees.

COE 05	08/06/14	Conforming changes to Schedule III only.	RAD	N/A	Conforming changes to Schedule III – List of Affirmations, Attestations and Disclosures in connection with updates to C11

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM

Semper Capital Management, LP	Code of Ethics

Change No.	Date	Description of Changes	Submitted By	Approved By	Comments

COE 06	08/19/2014	Updates to Access Persons List	RAD	N/A

COE 07	10/01/2014; 10/06/2014	Updates to Access Persons List to add IT consultants and to terminate intern in Orlando.	RAD	N/A	David Wu – Demonstrated Tech Tony Gonzalez – Demonstrated Tech Shuqin (Lizzie) Zhang – Intern

COE 08	11/03/2014	Update to Access Persons List	RAD	N/A	Christopher Moe

COE 09	11/17/2014	Update to Access Persons List	RAD	N/A	Daniel Rosenbaum

COE 10	03/31/2015	Annual review and update of Code of Ethics.	RAD		Annual update.

COE 11	05/15/2015	Update to: (1) Gifts and Entertainment Policy and (2) timing requirements for Initial and Quarterly Attestations.	RAD		Updates per business and Kinetic.

COE12	06/09/2015	Changes to time frame for initial holdings reports and investment in Semper Proprietary Funds requirements.	RAD		Updates per AST and Kinetic.

COE13	06/19/2015	Changes to time frames, per GWE, for (i) quarterly affirmations from 14 calendar days to 30 days; and (ii) affirmation of updated Code of Ethics from 10 calendar days to 14 calendar days.	RAD		Updates to timing of quarterly affirmations and affirmation of updated Code of Ethics.

COE14	07/01/2015	Update Access Person list; other administrative changes.	RAD	N/A	Non-substantive updates.

2015 07 01 Code of Ethics Semper Capital Management

7/1/2015 6:50 PM